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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated July 3, 2007, in the Registration Statement (Form S-1) and related Prospectus of Genoptix, Inc. to be filed with the Securities and Exchange Commission on or about July 31, 2007 for the registration of its shares of common stock.

                      /s/ Ernst & Young LLP

San Diego, California
July 27, 2007

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM